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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117173) of our report dated January 28, 2005, with respect to the financial statements of Momenta Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2005

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  EXHIBIT 23.1